Exhibit 21

ONEOK, Inc.

SUBSIDIARIES OF THE COMPANY
AS OF DECEMBER 31, 2013

Divisions

Kansas Gas Service Company, a division of ONEOK, Inc.
Oklahoma Natural Gas Company, a division of ONEOK, Inc.
Texas Gas Service Company, a division of ONEOK, Inc.

Subsidiaries	State of Incorporation or Organization

Kansas Gas Marketing Company	Kansas
NBP Services, LLC	Delaware
ONEOK Energy Services Canada, Ltd.	Yukon
ONEOK Energy Services Company, II	Delaware
ONEOK Energy Services Company, L.P.	Texas
ONEOK Energy Services Holdings, L.L.C.	Oklahoma
ONE Gas, Inc.	Oklahoma
ONE Gas Properties, L.L.C.	Oklahoma
ONEOK Kansas Company	Kansas
ONEOK Kansas Properties, L.L.C.	Kansas
ONEOK Leasing Company	Delaware
ONEOK Parking Company, L.L.C.	Delaware
ONEOK Partners GP, L.L.C.	Delaware
ONEOK Partners, L.P. (42.8%)	Delaware
ONEOK Services Company, L.L.C.	Oklahoma
ONEOK Texas Resources, Inc.	Delaware

ONEOK Partners, L.P.

Subsidiaries of ONEOK Partners, L.P.	State of Incorporation or Organization

Bighorn Gas Gathering, L.L.C. (49.0%)	Delaware
Black Mesa Holdings, Inc.	Delaware
Black Mesa Pipeline, Inc.	Delaware
Black Mesa Pipeline Operations, L.L.C.	Delaware
Black Mesa Technologies, Inc.	Oklahoma
Border Midwestern Company	Delaware
Border Minnesota Pipeline, LLC	Delaware
Border Viking Company	Delaware
Chisholm Pipeline Company (50%)	Delaware
Chisholm Pipeline Holdings, L.L.C.	Delaware
Crestone Bighorn, L.L.C.	Delaware
Crestone Energy Ventures, L.L.C.	Delaware
Crestone Gathering Services, L.L.C.	Delaware
Crestone Powder River, L.L.C.	Delaware
Crestone Wind River, L.L.C.	Delaware
Fort Union Gas Gathering, L.L.C. (37.04%)	Delaware
Guardian Pipeline, L.L.C.	Delaware
Heartland Pipeline Company (general partnership) (50%)	Texas
Lost Creek Gathering Company, L.L.C. (35%)	Delaware
Mid Continent Market Center, L.L.C.	Kansas
Midwestern Gas Transmission Company	Delaware
Mont Belvieu I Fractionation Facility (joint venture) (80%)	Texas
Northern Border Pipeline Company (general partnership) (50%)	Texas
OkTex Pipeline Company, L.L.C.	Delaware
ONEOK Arbuckle North Pipeline, L.L.C.	Delaware
ONEOK Arbuckle Pipeline, L.L.C.	Delaware
ONEOK Bakken Pipeline, L.L.C.	Delaware
ONEOK Bushton Processing, L.L.C.	Delaware
ONEOK Field Services Company, L.L.C.	Oklahoma
ONEOK Gas Storage Holdings, L.L.C.	Delaware
ONEOK Gas Storage, L.L.C.	Oklahoma
ONEOK Gas Transportation, L.L.C.	Oklahoma
ONEOK Hydrocarbon GP, L.L.C.	Delaware
ONEOK Hydrocarbon Holdings, L.L.C.	Delaware
ONEOK Hydrocarbon Southwest, L.L.C.	Delaware
ONEOK Hydrocarbon, L.L.C.	Delaware
ONEOK Hydrocarbon, L.P.	Delaware
ONEOK ILP GP, L.L.C.	Delaware
ONEOK MB I, L.P.	Delaware
ONEOK Midstream Gas Supply, L.L.C.	Oklahoma
ONEOK Mont Belvieu Storage Company, L.L.C.	Delaware
ONEOK NGL Gathering, L.L.C.	Delaware
ONEOK NGL Pipeline, L.L.C.	Delaware
ONEOK North System, L.L.C.	Delaware

ONEOK Overland Pass Holdings, L.L.C.	Oklahoma
ONEOK Partners Intermediate Limited Partnership	Delaware
ONEOK Pipeline Holdings, L.L.C.	Delaware
ONEOK Rockies Enterprises, L.L.C.	Delaware
ONEOK Rockies Investments, L.L.C.	Delaware
ONEOK Rockies Midstream, L.L.C.	Delaware
ONEOK Rockies Processing Company (Canada) Ltd.	Alberta
ONEOK Sterling III Pipeline, L.L.C.	Oklahoma
ONEOK Texas Gas Storage, L.L.C.	Texas
ONEOK Transmission Company, L.L.C.	Delaware
ONEOK Underground Storage Company, L.L.C.	Kansas
ONEOK VESCO Holdings, L.L.C.	Delaware
ONEOK WesTex Transmission, L.L.C.	Delaware
Overland Pass Pipeline Company LLC (50%)	Delaware
Potato Hills Gas Gathering System (general partnership) (51%)	Oklahoma
Sycamore Gas System (general partnership) (48.445%)	Oklahoma
Venice Energy Services Company, L.L.C. (10.1765%)	Delaware
Viking Gas Transmission Company	Delaware

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